UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 17, 2018

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2018, SM Energy Company (the “Company”) issued and sold (the “Offering”) $500 million in aggregate principal amount of the Company’s 6.625% Senior Notes due 2027 (the “Notes”) pursuant to an Underwriting Agreement, dated August 6, 2018, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, acting as representatives of the several underwriters named therein (the “Underwriters”).  The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-226597) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), as supplemented by a prospectus supplement dated August 6, 2018, filed by the Company with the Commission on August 7, 2018 pursuant to Rule 424(b)(5) of the Securities Act (the “Prospectus Supplement”).

The Company used a portion of the net proceeds from the Offering, as described in the Prospectus Supplement under the caption “Use of Proceeds,” to fund its previously announced tender offer to purchase (i) any and all of its 6.500% Senior Notes due 2023 (the “2023 Notes”) and (ii) up to an aggregate principal amount not to exceed $85,000,000 of its 6.125% Senior Notes due 2022 (the “2022 Notes”), and intends to use the remainder of the net proceeds for general corporate purposes, which may include the repurchase or redemption, as applicable, of some or all of the 2023 Notes that remain outstanding after the Tender Offer (as defined below).

Fourth Supplemental Indenture for the Notes

On August 20, 2018, the Company entered into the Fourth Supplemental Indenture relating to the Notes (the “Supplemental Indenture” and, together with the base indenture dated as of May 21, 2015 (the “Base Indenture”), the “Indenture”), with U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), governing the Notes. The Notes will mature on January 15, 2027. Interest on the Notes is payable semi-annually on January 15 and July 15 of each year, beginning on January 15, 2019. The Notes are not currently guaranteed by any of the Company’s subsidiaries.

At any time prior to January 15, 2021, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 106.625% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings, so long as (a) at least 65% of the original principal amount of the Notes issued on August 20, 2018 remains outstanding after each such redemption and (b) the redemption occurs within 180 days after the closing of the related equity offering.

On and after January 15, 2022, the Company may redeem all or a portion of the Notes at redemption prices (expressed as percentages of the principal amount) equal to (i) 104.969% for the twelve-month period beginning on January 15, 2022; (ii) 103.313% for the twelve-month period beginning on January 15, 2023; (iii) 101.656% for the twelve-month period beginning on January 15, 2024 and (iv) 100.000% on January 15, 2025 and at any time thereafter, plus accrued and unpaid interest to the applicable redemption date.  In addition, prior to January 15, 2022, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus a make-whole premium, plus accrued and unpaid interest to the applicable redemption date.

The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt; (ii) pay certain dividends or distributions on the Company’s capital stock or purchase, redeem or retire such capital stock; (iii) sell assets, including the capital stock of the Company’s Restricted Subsidiaries (as defined in the Indenture); (iv) with respect to the Company’s Restricted Subsidiaries, pay dividends or indebtedness owing to the Company or to any other Restricted Subsidiaries; (v) create liens that secure debt; (vi) enter into transactions with affiliates; and (vii) merge or consolidate with another company. These covenants are subject to a number of important exceptions and qualifications. At any time when the Notes are rated investment grade by both Moody’s Investors Service, Inc. and S&P Global Ratings, Inc., many of these covenants will terminate.

The Indenture provides that each of the following is an event of default (each, an “Event of Default”): (i) default in the payment of interest on the Notes when due, that continues for 30 days; (ii) default in payment of the principal of or premium, if any, on the Notes when due; (iii) failure by the Company or any Subsidiary Guarantor (as defined in the Indenture), if any, to comply with certain covenants relating to merger and consolidation; (iv) failure by the Company to comply for 30 days after notice (or 180 days after notice in the case of a failure to comply with certain covenants relating to the filing of annual, quarterly and current reports with the Commission) with the covenants described in clauses (i) through (vi) of the immediately preceding paragraph, or with covenants in the Notes that require that (a) any Restricted Subsidiaries of the Company that guarantee other debt of the Company to also guarantee the debt of the Company under the Indenture, (b) the Company engage only in the oil and gas business except for other business activities that are not material to the Company and its Restricted Subsidiaries taken as a whole, and (c) upon a change of control of the Company, the Company offer to repurchase all or any part of the Notes at 101% of their principal amount, plus accrued and unpaid interest; (v) failure by the Company to comply for 60 days after notice with any of the other agreements of the Company in the Indenture; (vi) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more; (vii) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Company or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary (as defined in the Indenture) of the Company or any group of the Company’s Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company; (viii) failure by the Company, or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of the Company’s Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company, to pay final judgments aggregating in excess of $30.0 million, to the extent not covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days; and (ix) any future subsidiary guarantee entered into by a Significant Subsidiary of the Company or group of the Company’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the Indenture) or is declared null and void in any judicial proceeding, or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, denies or disaffirms its obligations under the Indenture or such future subsidiary guarantee of the Notes.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization described above, all outstanding principal of, premium, if any, and accrued interest on the Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all unpaid principal of, premium, if any, and accrued interest on the Notes to be due and payable immediately.

Copies of the Base Indenture and the Supplemental Indenture are referenced as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference. The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibits.

A copy of the legal opinions and consents of Holland and Hart LLP and Mayer Brown LLP relating to the Notes issued and sold in the Offering are referenced as Exhibits 5.1 and 5.2 hereto, respectively.

Early Tender Offer Closing and Supplemental Indenture for 2023 Notes

The Company previously announced the commencement on August 6, 2018 of a tender offer (the “Tender Offer”) to purchase (i) any and all of the Company’s 2023 Notes, and (ii) up to an aggregate principal amount not to exceed $85.0 million of the Company’s 2022 Notes, and related solicitation (the “Consent Solicitation”) of consents (the “Consents”) from holders of the 2023 Notes to certain proposed amendments (the “Proposed Amendments”) to the 2023 Notes and the indenture, dated as of June 29, 2012 between the Company and U.S. Bank National Association, as trustee (the “2023 Notes Base Indenture”), governing the 2023 Notes.

As of 5:00 p.m., New York City time, on August 17, 2018 (the “Early Tender Date”), the holders of (i) $384,424,000 in aggregate principal amount of 2023 Notes, representing approximately 97.33% of the 2023 Notes outstanding, had tendered their 2023 Notes and provided their Consents to the Proposed Amendments to the 2023 Notes Base Indenture and (ii) $337,261,000 in aggregate principal amount of 2022 Notes, representing approximately 60.03% of the 2022 Notes outstanding had tendered their 2022 Notes.  The Company accepted all 2023 Notes and $85.0 million in aggregate principal amount of 2022 Notes, each validly tendered and not validly withdrawn, as of the Early Tender Date, in exchange for payment of total consideration, plus accrued interest, of approximately $397.4 million and $89.5 million for the 2023 Notes and 2022 Notes, respectively, under the Tender Offer and Consent Solicitation.  The Company funded the payment of such consideration with the proceeds from its offering of the Notes.

On August 20, 2018, following receipt of the Consents required to approve the amendments to the 2023 Notes Base Indenture and the Company’s acceptance of the 2023 Notes validly tendered, the Company entered into a supplemental indenture (the “2023 Notes Supplemental Indenture” and, together with the 2023 Notes Base Indenture, the “2023 Notes Indenture”) to the 2023 Notes Base Indenture that, among other things, eliminated certain covenants, eliminated certain events of default, and modified or eliminated certain other provisions with respect to the 2023 Notes contained in the 2023 Notes Indenture and the 2023 Notes, and reduced the minimum notice of optional redemption required by the Company required to be given to Holders of the 2023 Notes from 30 days to three business days.  The 2023 Notes Supplemental Indenture became operative today upon the Company’s accepting for purchase the 2023 Notes tendered in the Tender Offer.

The foregoing description of the 2023 Notes Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the 2023 Notes Supplemental Indenture, which is filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01              Regulation FD Disclosure.

On August 20, 2018, the Company issued a press release announcing the early results of the Tender Offer and Consent Solicitation and the entry into the 2023 Notes Supplemental Indenture. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

This Current Report on Form 8-K and exhibits hereto shall not constitute an offer to sell or the solicitation of an offer to buy the securities referenced herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01                                           Other Events.

In connection with the Offering, the Company is filing the opinions of Holland & Hart LLP and Mayer Brown LLP as part of this Current Report that is to be incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-226597). The opinion of Holland & Hart LLP is filed herewith as Exhibit 5.1 to this Current Report on Form 8-K. The opinion of Mayer Brown LLP is filed herewith as Exhibit 5.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1

Base Indenture, dated as of May 21, 2015, by and between SM Energy Company and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on August 12, 2016, and incorporated herein by reference).

4.2	Fourth Supplemental Indenture, dated as of August 20, 2018, by and between SM Energy Company and U.S. Bank National Association, as trustee.

4.3	Supplemental Indenture, dated as of August 20, 2018, by and between SM Energy Company and U.S. Bank National Association, as trustee.

5.1	Opinion of Holland & Hart LLP.

5.2	Opinion of Mayer Brown LLP.

23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Mayer Brown LLP (included in Exhibit 5.2 hereto).

99.1	Press Release, dated August 20, 2018, entitled “SM Energy Company Announces Early Results of Tender Offer and Consent Solicitation.”

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of Offering proceeds and other aspects of the Offering. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions and other factors described in the prospectus supplement and accompanying prospectus for the Offering. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Company’s annual and quarterly reports filed from time to time with the Commission and in the prospectus supplement and related prospectus for the Offering. The forward-looking statements contained herein speak only as of the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

	By:	/s/ David W. Copeland
	Name:	David W. Copeland
	Title:	Executive Vice President, General Counsel and Assistant Corporate Secretary

August 20, 2018